Exhibit 4.1

NAME OF REGISTERED HOLDER:
CERTIFICATE #:	NUMBER OF SUBSCRIPTION RIGHTS:

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT, DATED NOVEMBER 21, 2023, AND THE ACCOMPANYING BASE PROSPECTUS (TOGETHER, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE ON THE WEBSITE OF THE SECURITIES AND EXCHANGE COMMISSION AT HTTP://WWW.SEC.GOV OR UPON REQUEST FROM KROLL ISSUER SERVICES (US) (“KROLL”), THE INFORMATION AGENT.

GROUPON, INC.

Incorporated under the laws of the State of Delaware

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing non-transferable Subscription Rights to purchase common stock, par value $0.0001, of Groupon, Inc.
Subscription Price: $11.30 per whole share of common stock

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON JANUARY 17, 2024,
SUBJECT TO EXTENSION OR EARLIER TERMINATION.

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon above is the owner of the number of non-transferable basic subscription rights (“Rights”) set forth above. Each Right entitles the holder thereof to subscribe for and purchase 0.222257 of a share of common stock, par value $0.0001 (the “Common Stock”) of Groupon, Inc., a Delaware corporation (the “Company”), at a subscription price of $11.30 per whole share (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use Of Groupon, Inc. Rights Certificates” accompanying this Subscription Rights Certificate. If you exercise your Rights in full, and any shares of Common Stock being offered in the Rights Offering remain available and unsubscribed for in the Rights Offering, you will be entitled to an over-subscription privilege (the “Over-Subscription Privilege”) to purchase a portion of the unsubscribed shares of Common Stock at the Subscription Price. The Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms and returning the full payment of the Subscription Price for each whole share of Common Stock purchased pursuant to the Rights. If the Company is unable to issue to the registered owner named above the full number of shares of Common Stock requested, the Subscription Agent will return to the registered owner named above any excess funds submitted as soon as practicable, without interest or deduction.
DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE:
To exercise Rights, complete your Subscription Form and upload the completed Subscription Rights Certificate, together with payment in full of the Subscription Price, to the Subscription Agent, so that it will be actually received by the Subscription Agent prior to the Expiration Date. The Subscription Agent will hold all funds it receives in a segregated bank account until completion of the Rights Offering. To exercise your Rights, you must complete the Subscription Form through Kroll’s electronic subscription submission portal (the “Electronic Portal). To access the Electronic Portal, visit https://is.kroll.com/groupon, click on the “Submit Rights Certificate” section of the website and follow the instructions to submit your Subscription Form and Subscription Rights Certificate. Your Subscription Form must be completed, executed and returned so that it is actually received by Kroll prior to the Expiration Date. To be deemed a valid submission, an Eligible Holder must complete the Subscription Form in its entirety which includes the confirmed submission of the Rights Certificate via an upload through the Electronic Portal.
PLEASE DO NOT SEND RIGHTS CERTIFICATES OR PAYMENTS DIRECTLY TO THE COMPANY.
Your payment of the Subscription Price must be made in U.S. dollars for the full number of whole shares of Common Stock you are subscribing for by wire transfer of immediately available funds to the Subscription Agent. Cashier’s checks, money orders and certified checks will not be accepted. If you are a beneficial owner of Common Stock that is registered in the name of a broker, dealer, bank or other nominee, you will need to coordinate exercises of Rights through your broker, dealer, bank or other nominee in order for them to transmit payment to the Subscription Agent. In this case, you will not receive a Subscription Rights Certificate.

DELIVERY OTHER THAN IN THE MANNER LISTED ABOVE WILL NOT CONSTITUTE VALID DELIVERY
ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO KROLL ISSUER SERVICES (US), THE INFORMATION AGENT, AT (844) 369-8502 (TOLL-FREE) or (646) 651-1193 (INTERNATIONAL), OR VIA EMAIL AT GROUPON@IS.KROLL.COM.